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                                                                     Exhibit 77C

SELIGMAN GROWTH FUND, INC. -- FORM N-SAR EXHIBITS

ITEM 77C, MATTERS SUBMITTED TO A VOTE OF SECURITIES HOLDERS:

RESULTS OF MEETING OF SHAREHOLDERS

Seligman Growth Fund

SPECIAL MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2011
(UNAUDITED)

A brief description of the proposal(s) voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposals are set forth below. A vote is based on total number of shares outstanding in the Fund.

To approve an Agreement and Plan of Reorganization between Seligman Growth Fund and Columbia Large Cap Growth Fund.

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SHARES VOTED "FOR"        SHARES VOTED "AGAINST"            ABSTENTIONS            BROKER NON-VOTES
---------------------------------------------------------------------------------------------------
  213,772,301.693              9,864,173.358               6,320,665.847            24,426,617.000
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

To elect directors to the Board.

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                                  SHARES VOTED        SHARES VOTED                          BROKER NON-
                                     "FOR"             "WITHHOLD"         ABSTENTIONS          VOTES
-------------------------------------------------------------------------------------------------------
01. KATHLEEN BLATZ              242,919,589.809      11,270,170.581           0.00             0.00
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02. EDWARD J. BOUDREAU, JR.     242,740,303.109      11,449,457.281           0.00             0.00
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03. PAMELA G. CARLTON           242,808,478.709      11,381,281.681           0.00             0.00
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04. WILLIAM P. CARMICHAEL       242,765,469.434      11,424,290.956           0.00             0.00
-------------------------------------------------------------------------------------------------------
05. PATRICIA M. FLYNN           243,007,006.578      11,182,753.812           0.00             0.00
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06. WILLIAM A. HAWKINS          242,807,234.343      11,382,526.047           0.00             0.00
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07. R. GLENN HILLIARD           242,798,562.736      11,391,197.654           0.00             0.00
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08. STEPHEN R. LEWIS, JR.       242,805,119.568      11,384,640.822           0.00             0.00
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09. JOHN F. MAHER               243,094,205.324      11,095,555.066           0.00             0.00
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10. JOHN J. NAGORNIAK           242,931,742.583      11,258,017.807           0.00             0.00
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11. CATHERINE JAMES PAGLIA      242,871,735.906      11,318,024.484           0.00             0.00
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12. LEROY C. RICHIE             242,802,136.189      11,387,624.201           0.00             0.00
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13. ANTHONY M. SANTOMERO        242,884,488.871      11,305,271.519           0.00             0.00
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14. MINOR M. SHAW               242,947,233.016      11,242,527.374           0.00             0.00
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15. ALISON TAUNTON-RIGBY        242,824,226.231      11,365,534.159           0.00             0.00
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16. WILLIAM F. TRUSCOTT         243,204,259.285      10,985,501.105           0.00             0.00
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